Filed Pursuant to Rule 424(b)(7)
Registration No. 333-255851

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 1, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated May 12, 2021)

2,000,000 shares

Ordinary shares

The selling shareholder identified in this prospectus supplement is offering 2,000,000 ordinary shares of Cambium Networks Corporation. We are not selling any shares of our ordinary shares under this prospectus supplement, and we will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “CMBM.” On May 28, 2021, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $57.71 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and as such, have elected to comply with reduced public company reporting requirements for this prospectus supplement and may elect to do so in future filings.

	Per share	Total

Public offering price	$	$

Underwriting discount and commission(1)	$	$

Proceeds, before expenses, to the selling shareholder	$	$

(1)	See “Underwriting” for additional information regarding the total underwriters compensation paid by the selling shareholder.

The selling shareholder has granted the underwriters an option for a period of 30 days to purchase up to 300,000 additional ordinary shares at the public offering price less underwriting discounts and commissions.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before buying our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about                , 2021.

J.P. Morgan

Jefferies	Raymond James

                , 2021.

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which contains specific information about the selling shareholder and the terms on which the selling shareholder is offering and selling our ordinary shares. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on May 12, 2021.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein as described herein and therein, and any free writing prospectus that we prepare and distribute.

None of we, the selling shareholder, or the underwriters have authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, along with the information contained in any free writing prospectus we or the selling shareholder have authorized for use in connection with this offering. None of we, the selling shareholder, or the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits and the information incorporated by reference therein, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our ordinary shares, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus, and any free writing prospects that we prepare and distribute.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document

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that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Cambium,” the “Company,” “we,” “us,” “our” or similar references to refer to Cambium Networks Corporation and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cambium,” “Cambium Networks,” “the company,” “we,” “us,” “our” and similar references refer to Cambium Networks Corporation and its subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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Prospectus supplement summary

This summary highlights selected information contained elsewhere in this prospectus supplement, accompanying prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.

Cambium Networks Corporation

Overview

We provide fixed wireless broadband and Wi-Fi networking infrastructure solutions for network operators, including wireless internet service providers, mobile network operators, enterprises and government agencies, communities and cities worldwide. Our scalable, reliable and high-performance solutions enable the creation of a purpose-built wireless fabric that connects people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud, deployed indoors and outdoors. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions.

Our wireless fabric includes intelligent radios, smart antennas, radio frequency, or RF, algorithms, wireless-aware switches and our on-premise or cloud-based network management software. Our embedded proprietary RF technology and software enables automated optimization of data flow at the outermost points in the network, which we refer to as the “intelligent edge.” We offer our fixed wireless broadband and Wi-Fi solutions in three categories: point-to-point, or PTP, backhaul solutions, point-to-multipoint, or PMP, distribution solutions and Wi-Fi local network solutions. We generate a substantial majority of our sales through our global channel distribution network, including distributors that we sell to directly, together with value added resellers and system integrators supplied by these distributors, for further sales to end users. We outsource production to third-party manufacturers, who are responsible for purchasing and maintaining inventory of components and raw materials and, in certain cases, we resell third-party products on a white-label basis.

We were formed in 2011 when Cambium Networks acquired the PTP and PMP businesses from Motorola Solutions. Prior to the acquisition, Motorola Solutions had invested over a decade in developing the technology and intellectual property assets that formed the foundation of our business, having launched the Canopy PMP business in 1999 and having acquired the Orthogon Systems PTP business in 2006. Following the acquisition, we renamed the business Cambium Networks Corporation and leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Company Information

Cambium Networks was formed in 2011 as Vector Cambium Holdings (Cayman), Ltd., and changed its name to Cambium Networks Corporation in 2018. We conduct our business through Cambium Networks, Ltd., a company organized under the laws of England and Wales, and its wholly-owned subsidiaries. Cambium Networks Corporation holds no material assets other than Cambium Networks, Ltd. and its subsidiaries and does not engage in any business operations.

Our headquarters are located at Cambium Networks, Inc., at 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008 and our telephone number is (888) 863-5250. You can access our website at www.cambiumnetworks.com. Information contained on our website is not part of this prospectus supplement, is not incorporated in this prospectus supplement by reference and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

The offering

Shares offered by the selling shareholder	2,000,000 shares

Option to purchase additional shares from the selling shareholder	300,000 shares

Shares to be outstanding after the offering	26,298,501 shares

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholder, including from any exercise by the underwriters of their option to purchase additional shares. We will bear the costs associated with this registration. However, the selling shareholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of our ordinary shares.

Nasdaq Global Market symbol	“CMBM”

Risk factors	Investing in our ordinary shares involves a high degree of risk. You should carefully read the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement, together with all of the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before buying our ordinary shares.

In this prospectus supplement, unless otherwise indicated, the number of shares that will be outstanding after this offering is based on 26,298,501 of our ordinary shares outstanding as of March 31, 2021. This number excludes:

•	645,627 shares subject to restricted share awards as of March 31, 2021;

•	3,010,772 shares issuable upon exercise of options outstanding as of March 31, 2021, at a weighted-average exercise price of $12.45 per share under our existing equity plans;

•	1,828,845 shares reserved for future issuance as of March 31, 2021 under our 2019 Share Incentive Plan; and

•	1,067,075 shares reserved for purchase as of March 31, 2021 under our 2019 Employee Share Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding share awards and no exercise by the underwriters of their option to purchase additional shares from the selling shareholder.

Summary of material risk factors associated with our business

Our business is subject to numerous risks and uncertainties that you should be aware of in evaluating it. These risks include, but are not limited to, the following:

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Our operating results can be difficult to predict and may fluctuate significantly, which could result in a failure to meet investor expectations or our guidance and a decline in the trading price of our shares.

•

The introduction of new products and technology is key to our success, and if we fail to predict and respond to emerging technological trends and network operators’ changing needs, we may be unable to remain competitive.

•	Competitive pressures may harm our business, revenues, growth rates and market share.

•	We rely on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality.

•

We rely on distributors and value-added resellers for the substantial majority of our sales, and the failure of our channel partners to promote and support sales of our products would materially reduce our expected future revenues.

•	We outsource manufacturing to third-party manufacturers operating outside the U.S., subjecting us to risks of international operations.

•	We face risks related to actual or threatened health epidemics and other outbreaks, which could significantly disrupt our manufacturing, sales and other operations.

•	Our business, results of operations and financial condition may be adversely impacted by the ongoing COVID-19 pandemic.

•	Our third-party logistics and warehousing provider may fail to deliver products to our channel partners and network operators in a timely manner, which could harm our reputation and operating results.

•

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material adverse effect on our business, operating results and financial condition.

•

If we or our distributors and channel partners are unable to attract new network operators or sell additional products to network operators that currently use our products, our revenue growth would be adversely affected, and our revenues could decrease.

•

We require third-party components, including components from limited or sole source suppliers, to build our products. The unavailability of these components could substantially disrupt our ability to manufacture our products and fulfill sales orders.

•	We generate a significant amount of revenues from sales outside of the United States, and we are therefore subject to a number of risks associated with international sales and operations.

•	Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our shares.

The summary risk factors described above should be read together with the text of the full risk factors set forth under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and accompany prospectus in their entirety, together with other information in this prospectus supplement, the accompany prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully these risks and uncertainties. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks related to our shares and this offering

Because Vector Capital will continue to hold a controlling interest in us, the influence of our public shareholders over significant corporate actions will be limited.

After this offering, affiliates of Vector Capital will continue to directly or indirectly own approximately 55.2% of our outstanding shares through their ownership of Vector Cambium Holdings (Cayman), L.P. (VCH, L.P.), or 54.0% if the underwriters exercise their option to purchase additional shares in full. As a result, after this offering, Vector Capital will continue to have the power to:

•	control all matters submitted to our shareholders;
•	elect our directors; and
•	exercise control over our business, policies and affairs.

Vector Capital is not prohibited from selling its interest in us to third parties. Accordingly, our ability to engage in significant transactions, such as a merger, acquisition or liquidation, is limited without the consent of Vector Capital. Conflicts of interest could arise between us and Vector Capital, and any conflict of interest may be resolved in a manner that does not favor us. Vector Capital may continue to retain control of us for the foreseeable future and may decide not to enter into a transaction in which you would receive consideration for your shares that is much higher than the cost to you or the then-current market price of those shares. In addition, Vector Capital could elect to sell a controlling interest in us and you may receive less than the then-current fair market value or the price you paid for your shares. Any decision regarding their ownership of us that Vector Capital may make at some future time will be in their absolute discretion.

In addition, pursuant to the terms of our Amended and Restated Memorandum and Articles of Association, Vector Capital and its affiliates have the right to, and have no duty to abstain from, exercising its right to engage or invest in the same or similar business as us, and do business with any of our channel partners, distributors, network operators and any other party with which the Company does business. In the event that any of our directors or officers who is also a director, officer or employee of Vector Capital or its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, then Vector Capital or its affiliates may pursue or acquire such corporate opportunity without presenting the corporate opportunity to us without liability, and to the maximum extent permitted by applicable law, such relevant director will be deemed to have fully satisfied their fiduciary duty if the knowledge of such corporate opportunity was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith.

In addition, pursuant to our Amended and Restated Memorandum and Articles of Association, a director who is in any way interested in a contract or transaction with the Company will declare the nature of his interest at a meeting of the board of directors. A director may vote in respect of any such contract or transaction notwithstanding that he may be interested therein and if he does so his vote will be counted and he may be counted in the quorum at any meeting of the board of directors at which any such contract or transaction shall come before the meeting of the board of directors for consideration. We have a written audit committee charter, pursuant to which the audit committee must review all related party transactions required to be disclosed in our financial statements and approve any such related party transaction, unless the transaction is approved by another independent committee of our board.

We are a controlled company within the meaning of Nasdaq rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

After the completion of this offering, Vector Capital will continue to control a majority of the voting power of our outstanding shares. As a result, we are a controlled company within the meaning of the corporate governance standards of Nasdaq. Under Nasdaq rules, a controlled company may elect not to comply with certain corporate governance requirements of the Nasdaq, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

We utilize these exemptions, including the exemption for a board of directors composed of a majority of independent directors. In addition, although we have a charter and conduct annual performance evaluations for our compensation committee, our compensation committee is not composed entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The price of our shares may be volatile, and you could lose all or part of your investment.

The trading price of our shares may fluctuate substantially and may be higher or lower than the public offering price of this offering. The trading price of our shares will depend on a number of factors, including those described in this “Risk factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our shares since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our shares include the following:

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•	sales of our shares by us or our shareholders or hedging activities by market participants;

•

failure of financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	operating performance or stock market valuations of other technology companies generally, or those in our industry in particular;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	general economic conditions and slow or negative growth of our markets;

•	rumors and market speculation involving us or other companies in our industry;

•	litigation involving us, our industry or both or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any major change in our management; and

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our shares, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our share price could decline due to the large number of our outstanding shares eligible for future sale.

Sales of substantial amounts of our shares in the public market following this offering, or the perception that these sales could occur, could cause the market price of our shares to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Upon completion of this offering, we will have 26,298,501 outstanding shares based on the number of shares outstanding on March 31, 2021. The shares sold pursuant to this offering will be immediately tradable without restriction. In addition, simultaneously with this offering, Vector Capital plans to make a charitable contribution as directed by certain of its members of up to 300,000 ordinary shares to a donor-advised fund, which shares will become unrestricted upon the completion of this offering.

We and our directors, officers and Vector Capital have agreed or will agree that, without the prior written consent of J. P. Morgan Securities LLC on behalf of the underwriters, we and they will not, during the period ending on the earlier of (a) 60 days after the date of this prospectus supplement and (b) close of business on the last trading day prior to the commencement of the next open window under the Company’s insider trading policy with respect to our directors and officers, 60 days after the date of this prospectus supplement with respect to use, and 90 days after the date of this prospectus supplement with respect to Vector Capital:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares or securities convertible into or exercisable or exchangeable for our shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our shares;

whether any transaction described above is to be settled by delivery of our shares or such other securities, in cash or otherwise. This agreement is subject to certain exceptions as set forth in the section entitled “Underwriting,” including an allowance for executive officers to sell up to an aggregate of not more than 500,000 shares. The shares subject to this agreement will become eligible for sale, subject to the provisions of Rule 144 or Rule 701, upon the expiration of such agreements not to sell such shares.

The representatives of the underwriters may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreement.

At any time after the expiration of the lock-up agreements entered into in connection with this public offering, Vector Capital may at any time require us to undertake an offering of the remaining shares registered on the registration statement of which this prospectus is a part and/or file an additional registration statement on Form S-3 with the SEC for all or any portion of our registrable securities held by VCH, L.P. We shall cause any registration statement to be filed as soon as practicable and use our best efforts to cause such shelf registration statement to be declared effective as soon as practicable following the filing of the shelf registration statement and to keep such shelf registration statement in effect until all of the registrable securities held by VCH, L.P. have been resold.

The filing of any shelf registration statement and the existence or exercise of these registration rights may result in the perception of or actual sales of substantial amounts of our shares in the public market following this offering, which may make it difficult for us to raise additional capital.

We may issue our shares or securities convertible into our shares from time to time in connection with a financing, acquisition, investments or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and cause the trading price of our shares to decline.

Since we do not expect to pay any dividends for the foreseeable future, you may be forced to sell your shares in order to realize a return on your investment.

We do not anticipate that we will pay any dividends to holders of our shares for the foreseeable future. Any payment of cash dividends will be at the discretion of our board of directors and will depend on our financial condition, capital requirements, legal requirements, earnings, compliance with our credit facility and other factors. Our ability to pay dividends is restricted by the terms of our senior secured credit facilities and might be restricted by the terms of any indebtedness that we incur in the future. Consequently, you should not rely on dividends in order to receive a return on your investment. See “Dividend policy.”

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our shares.

Our Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company through non-negotiated transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority to issue undesignated, or “blank-check,” preferred shares without shareholder approval. As a result, our board of directors could authorize and issue a series of preferred shares with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult, which may not be in your interest as a holder of our ordinary shares. In addition, our board is staggered and divided into three classes, with each class subject to re-election once every three years on a rotating basis, special meeting of shareholders may only be called by a specified group of directors, executives or shareholders and shareholders must comply with advance notice provisions in order to bring business before or nominate directors for election at shareholder meetings. As a result, shareholders would be prevented from electing an entirely new board of directors at any annual meeting and the ability of shareholders to change the membership of a majority of our board of directors may be delayed.

Because we are incorporated under Cayman Islands law, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law (as amended) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are governed by the common law of the Cayman Islands and we have adopted an exclusive forum by law that requires certain shareholder litigations regarding such matters to be brought in Cayman Islands Courts. These exclusive forum provisions do not apply to claims under U.S. federal securities laws. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our existing articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

In addition, the Cayman Islands courts are also unlikely (1) to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, or (2) to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment of a foreign court of competent jurisdiction without any re-examination of the merits at common law.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or large shareholders than they would as shareholders of a public company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law (as amended) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of share capital—Differences in corporate law” in the accompanying prospectus.

Our future capital needs are uncertain, and we may need to raise additional funds in the future. If we require additional funds in the future, those funds may not be available on acceptable terms, or at all.

In the future we may need to raise substantial additional capital based on a variety of factors in order to fund our operations or acquire companies or technology. Our future funding requirements will depend on many factors, including:

•	market acceptance of our products and services;

•	the cost of our research and development activities;

•	the cost of defending, in litigation or otherwise, claims that we infringe third-party patents or violate other intellectual property rights;

•	the cost and timing of establishing additional sales, marketing and distribution capabilities;

•	market acceptance of our products and services;

•	the cost and timing of establishing additional technical support capabilities; and

•	the effect of competing technological and market developments.

We may require additional funds in the future, and we may not be able to obtain those funds on acceptable terms, or at all. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. If we raise additional funds by issuing equity securities, our shareholders may experience dilution. Our Amended and Restated Memorandum and Articles of Association allows our board of directors to authorize the issuance of a series of preferred shares that would grant to such holders conversion rights, preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our ordinary shares, and the right to the redemption of such preferred shares. To the extent that we do issue such preferred shares, your rights as holders of ordinary shares could be impaired thereby, including without limitation, dilution of your ownership interests in us.

We are an emerging growth company, and any decision on our part to comply only with certain reduced disclosure requirements applicable to emerging growth companies could make our shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until December 31, 2024 which is the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, although if the market value of our shares that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have total annual gross revenues of $1.07 billion or more during any fiscal year before that time, we would cease to be an emerging growth company as of the end of that fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately. Some investors will find our shares less attractive because we choose to rely on these exemptions, which may lead to a less active trading market for our shares resulting in more volatility in our share price.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our directors may have conflicts of interest because of their ownership of equity interests of, and their employment with, our parent company and our affiliates.

Two of our directors hold ownership interests in Vector Capital as well as ownership in and employment positions with its affiliates. Ownership interests in Vector Capital by our directors could create, or appear to create, potential conflicts of interest when our directors are faced with decisions that could have different implications for us and for Vector Capital or its affiliates. We cannot assure you that any conflicts of interest will be resolved in our favor.

Forward-looking statements

This prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements may be identified by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, they should not be relied upon as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	the unpredictability of our operating results;

•	our inability to predict and respond to emerging technological trends and network operators’ changing needs;

•	our ability to respond to increased competition from current competitors as well as emerging companies and established companies that may enter our markets;

•	our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality;

•	our reliance on distributors and value-added resellers for the substantial majority of our sales;

•	the impact of actual or threatened health epidemics and other outbreaks including the impact of the COVID-19 pandemic;

•	our ability to achieve similar growth rates of our earlier years in future periods;

•	the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner;

•	the quality of our support and services offerings;

•	our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products;

•	the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business;

•	our limited or sole source suppliers’ inability to produce third-party components to build our products;

•	the variation or decline in our gross margin from period to period;

•	the technological complexity of our products, which may contain undetected hardware defects or software bugs;

•	our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand;

•	our inability to effectively forecast demand or manage our inventory;

•	credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products;

•	our ability to effectively deploy and train our direct sales force;

•	our ability to maintain and enhance our brand;

•	unpredictability of sales and revenues due to lengthy sales cycles;

•	any delay in sales or decrease in demand for our products by government agencies;

•	risks associated with international sales and operations;

•	the uncertainty of any economic, financial, trade and legal implications of the withdrawal of the United Kingdom from the European Union;

•	the loss of key personnel or an inability to attract, retain and motivate qualified personnel;

•	the availability of unlicensed RF spectrum and the possibility that such spectrum becomes unavailable through overuse or licensing;

•	the impact of any acquisition of, or investments in, other businesses;

•	the impact of new regulations or standards, or changes in existing regulations or standards, in the U.S. or internationally related to our products;

•	our reliance on the availability of third-party licenses;

•	our inability to obtain intellectual property protections for our products;

•	our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations;

•	current or future unfavorable economic conditions, both domestically and in foreign markets; and

•	our inability to manage our growth and expand our operations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Use of proceeds

The selling shareholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares by the selling shareholder, including from any exercise by the underwriters of their option to purchase additional shares. We will bear the costs associated with this registration. However, the selling shareholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to their sale of our shares. For more information, see “Principal and Selling Shareholders.”

Dividend policy

In December 2017, we distributed an aggregate of $75.0 million to VCH, L.P. to redeem outstanding preference shares of Cambium Networks Ltd., our subsidiary, held by VCH, L.P., pay interest and return capital. We do not have any present plan to pay any cash dividends on our shares in the foreseeable future. We currently intend to retain our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit, share premium account or distributable reserves, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Our credit facility contains covenants that limit our ability to pay dividends on our shares.

We are a holding company incorporated in the Cayman Islands. For our cash requirements, including any payment of dividends to our shareholders, we rely on dividends or other distributions by our subsidiary in England, and its subsidiaries in the United States and elsewhere.

Principal and selling shareholders

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of April 12, 2021, referred to in the table below as the “Beneficial Ownership Date:”

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 26,306,659 shares outstanding as of the Beneficial Ownership Date. The table below excludes the transfer of up to 300,000 ordinary shares Vector Capital plans to make as a charitable contribution as directed by certain of its members to a donor-advised fund, which shares will become unrestricted upon the completion of this offering.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Cambium Networks, Inc., 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008.

Name of beneficial owner	Ordinary Shares beneficially owned prior to the offering(1)	Percentage of ordinary shares beneficially owned prior to the offering	Number of ordinary shares sold in the offering	Ordinary shares beneficially owned after the offering	Shares subject to option to purchase	Percentage of ordinary shares beneficially owned after the offering	Percentage of ordinary shares beneficially owned after the offering (option to purchase exercised in full)

5% Shareholders:
Vector Cambium Holdings (Cayman), L.P.(2)	16,509,754	62.8%	2,000,000	14,509,754	300,000	55.2%	54.0%

Directors and Named Executive Officers:
Alexander R. Slusky(2)(3)	16,509,754	62.8%	2,000,000	14,509,754	300,000	55.2%	54.0%
Robert Amen(2)(4)	16,509,754	62.8%	2,000,000	14,509,754	300,000	55.2%	54.0%
Bruce Felt(5)	41, 250	*	—	41, 250	—	*	*
Vikram Verma(6)	33,750	*	—	33,750	—	*	*
Kevin Lynch	4,500	*	—	4,500	—	*	*
Atul Bhatnagar	729,237	2.8%	—	729,237	—	2.8%	2.8%
Stephen Cumming(7)	103,282	*	—	103,282	—	*	*
Vibhu Vivek(8)	101,223	*	—	101,223	—	*	*
All executive officers and directors as a group (13 persons)(9)	17,895,069	66.8%	2,000,000	15,895,069	300,000	59.4%	58.2%

*	Represents beneficial ownership of less than 1%

(1)	Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)	Consists of 14,904,754 shares held by VCH, L.P., 1,482,000 shares held by Vector Capital IV, L.P., 105,000 shares held by Vector Capital Partners IV, L.P. and 18,000 shares held by Vector Entrepreneur Fund III, L.P. Vector Capital Partners IV, L.P. is the general partner of VCH, L.P. and Vector Capital IV, L.P., and Vector Capital Partners III, L.P. is the general partner of Vector Entrepreneur Fund III, L.P. Vector Capital, Ltd. and Vector Capital, L.L.C. are the general partners of Vector Capital Partners IV, L.P. and Vector Capital Partners III, L.P. The board of directors of Vector Capital, Ltd. has the exclusive power and authority to vote, or to direct to vote, and to dispose, or to direct the disposition of, the shares held by VCH, L.P., Vector Capital IV, L.P. and Vector Entrepreneur Fund III, L.P., and has delegated such powers to Vector Capital Management, L.P. Therefore, Vector Capital Management, L.P. holds indirect voting and dispositive power over the shares held by VCH, L.P., Vector Capital IV, L.P. and Vector Entrepreneur Fund III, L.P., and may be deemed to be the beneficial owner of such shares. The board of directors of Vector Capital, Ltd. consists of Messrs. David Baylor, David Fishman, Robert Amen, Andy Fishman, Stephen Goodman and James Murray, each of whom disclaims beneficial ownership of such shares. The address of each of the entities identified in this note is c/o Vector Capital, One Market Street, Steuart Tower, 23rd Floor, San Francisco, California 94105.

(3)	Includes 16,509,754 shares held of record by VCH, L.P. or its affiliates for which Vector Capital and its affiliates may be deemed to have beneficial ownership, as disclosed in footnote 2 above. Mr. Slusky is the Chief Investment Officer of Vector Capital and as a result may be deemed to have beneficial ownership over such shares. Mr. Slusky disclaims beneficial ownership of such shares. Also includes 15,000 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(4)	Includes 16,509,754 shares held of record by VCH, L.P. or its affiliates for which Vector Capital and its affiliates may be deemed to have beneficial ownership, as disclosed in footnote 2 above. Mr. Amen is a Managing Director of Vector Capital and as a result may be deemed to have beneficial ownership over such shares. Mr. Amen disclaims beneficial ownership of such shares. Also includes 15,000 ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(5)	Consists of ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(6)	Consists of ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(7)	Includes 82,215 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date and 3,375 restricted share units that vest within 60 days of the Beneficial Ownership Date.

(8)	Includes 41,250 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(9)	Consists of (i) 915,663 ordinary shares held by our directors and executive officers, (ii) 466,277 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date, (iii) 3,375 restricted share units that will become vested as of the Beneficial Ownership Date or within 60 days of such date, and (iv) 16,509,754 shares held of record by VCH, L.P. or its affiliates for which Messrs. Slusky and Amen may be deemed to have beneficial ownership.

Material tax considerations for U.S. holders

The following is a summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our shares. The summary is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The summary is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not deal with all possible tax consequences relating to an investment in our shares, such as U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Walkers, special Cayman Islands counsel to us. To the extent the discussion relates to matters of current U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Sidley Austin LLP, our special U.S. counsel. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our shares.

Cayman Islands taxation

It is the responsibility of all persons interested in purchasing our shares to inform themselves as to any tax consequences from their investing in us and our operations or management, as well as any foreign exchange or other fiscal or legal restrictions, which are relevant to their particular circumstances in connection with the acquisition, holding or disposition of our shares. Investors should therefore seek their own separate tax advice in relation to their holding of our shares and accordingly we accept no responsibility for the taxation consequences of any investment in us by an investor.

There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to us will be received free of all Cayman Islands taxes.

Pursuant to Section 6 of the Tax Concessions Law (as amended) of the Cayman Islands, we have obtained an undertaking from the Government of the Cayman Islands:

•	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

•	that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

The undertaking for us is for a period of twenty years from August 16, 2011.

U.S. federal income taxation

This discussion describes the material U.S. federal income tax consequences of the ownership and disposition of our shares. This discussion does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our shares. This discussion applies only to U.S. Holders (as defined below) who beneficially own our shares as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	banks or certain financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding shares through any such entities;

•	regulated investments companies or real estate investment trusts;

•	persons that hold shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

•	persons whose functional currency for tax purposes is not the U.S. dollar;

•	persons liable for alternative minimum tax; or

•	persons who actually or constructively own 10% or more of the total combined voting power or value of our shares.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this discussion as the Code, its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

Prospective purchasers are urged to consult their own tax advisor concerning the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of our shares, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

For purposes of the U.S. federal income tax discussion below, you are a “U.S. Holder” if you beneficially own our shares and are:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

For U.S. federal income tax purposes, income earned through a non-U.S. or U.S. partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds shares, the tax treatment of the holder will generally depend on the status of the partner or other owner and the activities of the partnership or other flow-through entity.

Dividends on shares

Subject to the “Passive Foreign Investment Company” discussion below, the gross amount of any distributions you receive on your shares (including any withholding taxes) will generally be includible in your gross income on the day you actually or constructively receive such income as dividend income if the distributions are made from our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles. We do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles. Accordingly, we will generally report distributions paid on our shares, if any, as dividend distributions for U.S. federal income tax purposes. With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends from that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that our shares, which are listed on the Nasdaq Global Market, will be readily tradable on an established securities market in the United States. There can be no assurance that our shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. You should consult your own tax advisor as to the rate of tax that will apply to you with respect to dividend distributions, if any, you receive from us.

Dividends received on our shares will not be eligible for the dividends received deduction allowed for corporations. Dividends generally will constitute foreign source passive income for purposes of the U.S. foreign tax credit rules. You should consult your own advisor as to your ability, and the various limitations on your ability, to claim foreign tax credits in connection with the receipt of dividends.

Sales and other dispositions of shares

Subject to the “Passive Foreign Investment Company” discussion below, when you sell or otherwise dispose of our shares, you will generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in the shares. Your adjusted tax basis will generally equal the amount you paid for the shares. Any gain or loss you recognize will be long-term capital gain or loss if your holding period in our shares is more than one year at the time of disposition. If you are a non-corporate U.S. Holder, including an individual, any such long-term capital gain will be taxed at preferential rates. The deductibility of a capital loss may be subject to various limitations. Any gain or loss recognized by you will generally be treated as U.S. source gain or loss. You should consult your own tax advisor as to your ability, and the various limitations on your ability, to claim foreign tax credits in connection with a disposition of shares.

Passive Foreign Investment Company

If we are a passive foreign investment company, or PFIC, in any taxable year in which you hold our shares, as a U.S. Holder, you would generally be subject to adverse U.S. tax consequences, in the form of increased tax liabilities and special U.S. tax reporting requirements.

In general, we will be classified as a PFIC in any taxable year if either: (a) the average quarterly value of our gross assets that produce passive income or are held for the production of passive income is at least 50% of the average quarterly value of our total gross assets (the “asset test”) or (b) 75% or more of our gross income for the taxable year is passive income (such as certain dividends, interest or royalties). For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares of such corporation. For purposes of the asset test: (a) any cash and cash invested in short-term, interest bearing, debt instruments, or bank deposits that are readily convertible into cash will generally count as producing passive income or held for the production of passive income, and (b) the total value of our assets is calculated by taking into account our market capitalization.

We do not expect to be a PFIC for the current taxable year or in the foreseeable future. Our expectation regarding our status as a PFIC is based on assumptions as to our projections of the value of our outstanding shares during the year and our use of the proceeds of the initial public offering of our shares and of other cash that we will hold and generate in the ordinary course of our business throughout the current taxable year. Despite our expectation, there can be no assurance that we will not be a PFIC in the current taxable year or any future taxable year as PFIC status is tested each taxable year and will depend on the composition of our assets and income in such taxable year. In particular, in determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (the sum of the aggregate value of our outstanding equity) plus our liabilities. Therefore, a drop in the market price of our shares and associated decrease in the value of our goodwill would cause a reduction in the value of our non-passive assets for purposes of the asset test. Accordingly, we would likely become a PFIC if our market capitalization were to decrease significantly while we hold substantial cash and cash equivalents. We could also be a PFIC for any taxable year if the gross income that we and our subsidiaries earn from investing the portion of the cash raised in our initial public offering that exceeds the immediate capital needs of our business is substantial in comparison with the gross income from our business operations. Our special U.S. counsel expresses no opinion with respect to our expectations contained in this paragraph.

If we were a PFIC for any taxable year during which you held our shares, certain adverse U.S. federal income tax rules would apply. You would generally be subject to additional taxes and interest charges on certain “excess distributions” we make and on any gain realized on the disposition or deemed disposition of your shares, regardless of whether we continue to be a PFIC in the year in which you receive an “excess distribution” or dispose of or are deemed to dispose of your shares. Distributions in respect of your shares during a taxable year would generally constitute “excess distributions” if, in the aggregate, they exceed 125% of the average amount of distributions with respect to your shares over the three preceding taxable years or, if shorter, the portion of your holding period before such taxable year.

To compute the tax on “excess distributions” or any gain, (a) the “excess distribution” or the gain would be allocated ratably to each day in your holding period for the shares, (b) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (c) the amount allocated to other taxable years would be taxable at the highest applicable marginal rate in effect for that year, and (d) an interest charge at the rate for underpayment of taxes for any period described under (c) above would be imposed on the resulting tax liability on any portion of the “excess distribution” or gain that is allocated to such period. In addition, no distribution that you receive from us would qualify for taxation at the preferential rate discussed in the “—Dividends on shares” section above if we were a PFIC in the taxable year in which such distribution is made or in the preceding taxable year.

Under certain attribution rules, if we are a PFIC, you will be deemed to own your proportionate share (by value) of lower-tier PFICs, and will be subject to U.S. federal income tax on (i) a distribution on the shares of a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, both as if you directly held the shares of such lower-tier PFIC.

If we were a PFIC in any year, you would generally be able to avoid the “excess distribution” rules described above by making a timely so-called “mark-to-market” election with respect to your shares provided our shares are “marketable.” Our shares will be “marketable” as long as they remain regularly traded on a national securities exchange, such as Nasdaq. If you made this election in a timely fashion, you would generally recognize as ordinary income or ordinary loss the difference between the fair market value of your shares on the first day of any taxable year and your adjusted tax basis in the shares. Any ordinary income resulting from this election would generally be taxed at ordinary income rates and would not be eligible for the reduced rate of taxation discussed in the “—Dividends on shares” section above. Any ordinary losses would be deductible, but only to the extent of the net amount of previously included income as a result of the mark-to-market election, if any. Your basis in the shares would be adjusted to reflect any such income or loss. You should consult your own tax adviser regarding potential advantages and disadvantages to you of making a “mark-to-market” election with respect to your shares. The mark-to-market election will not be available for any lower tier PFIC that is deemed owned pursuant to the attribution rules discussed above. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares are no longer “marketable” or the Internal Revenue Service, or IRS, consents to the revocation.

The “excess distribution” rules described above would not apply to holders who make a “Qualified Electing Fund” election with respect to their shares. We do not intend to provide you with the information you would need to make or maintain a “Qualified Electing Fund” election and you will, therefore, not be able to make or maintain such an election with respect to your shares.

If you own our shares during any taxable year that we are a PFIC, you are required to file an annual report containing such information as the United States Treasury Department may require and will generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult with its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding and disposing shares if we are or become classified as a PFIC.

U.S. information reporting and backup withholding rules

In general, dividend payments with respect to the shares and the proceeds received on the sale or other disposition of shares may be subject to information reporting to the IRS and to backup withholding. Backup withholding will not apply, however, if you (a) come within certain exempt categories and, when required, can demonstrate that fact or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with the applicable backup withholding rules. To establish your status as an exempt person, you will generally be required to provide certification on IRS Form W-9. Any amounts withheld from payments to you under the backup withholding rules that exceed your U.S. federal income tax liability will be allowed as a refund or a credit against your U.S. federal income tax liability, provided that you timely furnish the required information to the IRS. Certain U.S. Holders who hold “specific foreign financial assets,” including shares of a non-U.S. corporation that are not held in an account maintained by a U.S. “financial institution,” the aggregate value of which exceeds $50,000 during the tax year, may be required to attach to their tax returns for the year certain specified information. A U.S. Holder who fails to timely furnish the required information may be subject to a penalty. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

PROSPECTIVE PURCHASERS OF OUR SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM PURCHASING, HOLDING OR DISPOSING OF OUR SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-US JURISDICTION AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

Underwriting

The selling shareholder is offering the shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as the lead book-running manager of the offering and as the representative of the underwriters. We and the selling shareholder will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling shareholder will agree to sell to the underwriters, and the underwriters will agree to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares listed next to its name in the following table:

Underwriters	Number of shares
J.P. Morgan Securities LLC
Jefferies LLC
Raymond James & Associates, Inc.

Total	2,000,000

The underwriters will be committed to purchase all of the shares offered by the selling shareholder if it purchases any shares. The underwriting agreement will also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $ per share from the public offering price. After the initial offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters will have an option to buy up to 300,000 additional shares from the selling shareholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters will have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of the shares less the amount paid by the underwriters to the selling shareholder per share of the shares. The underwriting fee is $ per share. The following table shows the per share and total underwriting discounts and commissions to be paid by the selling shareholder to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No exercise	Full exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.6 million.

The underwriters will agree to reimburse us for certain expenses incurred by us in connection with this offering upon closing of this offering.

The prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We will agree that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our shares or securities convertible into or exchangeable or exercisable for any of our shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of our shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than our shares to be sold hereunder and any of our shares issued upon the exercise of options granted under our existing plans.

Our directors and executive officers and the selling shareholder have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, including an allowance for executive officers to sell up to an aggregate of not more than 250,000 shares, for a period until the earlier of (a) 60 days after the date of this prospectus supplement with respect to our directors and executive officers, and a period of 90 days after the date of this prospectus supplement and (b) close of business on the last trading day prior to the commencement of the next open window under the Company’s insider trading policy with respect to the selling shareholder, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our shares or any securities convertible into or exercisable or exchangeable for our shares (including, without limitation, shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any of our shares or any security convertible into or exercisable or exchangeable for our shares.

We and the selling shareholder will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our shares are listed on the Nasdaq Global Market under the symbol “CMBM.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling our shares in the open market for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress. These stabilizing transactions may include making short sales of the shares, which involves the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and purchasing shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, it will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the shares, including the imposition of penalty bids. This means that if the representative of the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the shares or preventing or retarding a decline in the market price of the shares, and, as a result, the price of the shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive;

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of this offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order all such persons together being referred to as relevant persons.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement or the accompanying prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to prospective investors in the Cayman Islands

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans and may do so in the future.

Legal matters

Sidley Austin LLP, Palo Alto, California is representing Cambium Networks Corporation in this offering. Certain legal matters with respect to Cayman Islands law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Walkers, Cayman Islands. The underwriters are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

Experts

The consolidated financial statements of Cambium Networks Corporation as of December 31, 2019 and December 31, 2020 and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP (US), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for leases effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

The consolidated statements of operations, comprehensive loss, shareholders’ deficit, and cash flows of Cambium Networks Corporation and subsidiaries for the year ended December 31, 2018, and the related notes have been incorporated by reference herein in reliance upon the report of KPMG LLP (UK), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompany prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at www.cambiumnetworks.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

our annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March  1, 2021, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A filed on April 23, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021; and

•

the description of our ordinary shares set forth in our registration statement on Form 8-A, filed with the SEC on June 21, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cambium Networks Corporation

c/o Cambium Networks, Inc.

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(888) 863-5250

Attn: General Counsel

Prospectus

$25,000,000

                 Ordinary shares

and

5,000,000 Ordinary shares

Offered by selling shareholders

We may, from time to time, offer and sell up to $25,000,000 of ordinary shares at prices and on terms described in one or more supplements to this prospectus. In addition, selling shareholders to be named in the applicable prospectus supplement may offer and sell up to an aggregate of 5,000,000 ordinary shares, from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the shares offered by the selling shareholders hereunder. To the extent that any selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the securities being offered.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We and the selling shareholders may sell the securities through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “CMBM.” On May 5, 2021, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $56.79 per share. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 5 and in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

The date of this prospectus is May 12, 2021.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

i

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $25,000,000 of ordinary shares as described in this prospectus. In addition, under this shelf process, the selling shareholders to be named in a supplement to this prospectus may, from time to time, offer and sell up to 5,000,000 ordinary shares, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer.

Each time we or the selling shareholders sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering.

You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither we nor the selling shareholders have authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we or the selling shareholders have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cambium,” “Cambium Networks,” “the company,” “we,” “us,” “our” and similar references refer to Cambium Networks Corporation and its subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Prospectus summary

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Cambium Networks Corporation

Overview

We provide fixed wireless broadband and Wi-Fi networking infrastructure solutions for network operators, including wireless internet service providers, mobile network operators, enterprises and government agencies, communities and cities worldwide. Our scalable, reliable and high-performance solutions enable the creation of a purpose-built wireless fabric that connects people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud, deployed indoors and outdoors. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions.

Our wireless fabric includes intelligent radios, smart antennas, radio frequency, or RF, algorithms, wireless-aware switches and our on-premise or cloud-based network management software. Our embedded proprietary RF technology and software enables automated optimization of data flow at the outermost points in the network, which we refer to as the “intelligent edge.” We offer our fixed wireless broadband and Wi-Fi solutions in three categories: point-to-point, or PTP, backhaul solutions, point-to-multipoint, or PMP, distribution solutions and Wi-Fi local network solutions. We generate a substantial majority of our sales through our global channel distribution network, including distributors that we sell to directly, together with value added resellers and system integrators supplied by these distributors, for further sales to end users. We outsource production to third-party manufacturers, who are responsible for purchasing and maintaining inventory of components and raw materials and, in certain cases, we resell third-party products on a white-label basis.

We were formed in 2011 when Cambium Networks acquired the PTP and PMP businesses from Motorola Solutions. Prior to the acquisition, Motorola Solutions had invested over a decade in developing the technology and intellectual property assets that formed the foundation of our business, having launched the Canopy PMP business in 1999 and having acquired the Orthogon Systems PTP business in 2006. Following the acquisition, we renamed the business Cambium Networks Corporation and leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Company information

Cambium Networks was formed in 2011 as Vector Cambium Holdings (Cayman), Ltd., and changed its name to Cambium Networks Corporation in 2018. We conduct our business through Cambium Networks, Ltd., a company organized under the laws of England and Wales, and its wholly-owned subsidiaries. Cambium Networks

Corporation holds no material assets other than Cambium Networks, Ltd. and its subsidiaries and does not engage in any business operations.

Our headquarters are located at Cambium Networks, Inc., at 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008 and our telephone number is (888) 863-5250. You can access our website at www.cambiumnetworks.com. Information contained on our website is not part of this prospectus, is not incorporated in this prospectus by reference and the inclusion of our website address in this prospectus is an inactive textual reference only.

Risks associated with our business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Risk factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Forward-looking statements

This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements may be identified by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, they should not be relied upon as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	the unpredictability of our operating results;

•	our inability to predict and respond to emerging technological trends and network operators’ changing needs;

•	our ability to respond to increased competition from current competitors as well as emerging companies and established companies that may enter our markets;

•	our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality;

•	our reliance on distributors and value-added resellers for the substantial majority of our sales;

•	the impact of actual or threatened health epidemics and other outbreaks including the impact of the COVID-19 pandemic;

•	our ability to achieve similar growth rates of our earlier years in future periods;

•	the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner;

•	the quality of our support and services offerings;

•	our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products;

•	the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business;

•	our limited or sole source suppliers’ inability to produce third-party components to build our products;

•	the variation or decline in our gross margin from period to period;

•	the technological complexity of our products, which may contain undetected hardware defects or software bugs;

•	our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand;

•	our inability to effectively forecast demand or manage our inventory;

•	credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products;

•	our ability to effectively deploy and train our direct sales force;

•	our ability to maintain and enhance our brand;

•	unpredictability of sales and revenues due to lengthy sales cycles;

•	any delay in sales or decrease in demand for our products by government agencies;

•	risks associated with international sales and operations;

•	the uncertainty of any economic, financial, trade and legal implications of the withdrawal of the United Kingdom from the European Union;

•	the loss of key personnel or an inability to attract, retain and motivate qualified personnel;

•	the availability of unlicensed RF spectrum and the possibility that such spectrum becomes unavailable through overuse or licensing;

•	the impact of any acquisition of, or investments in, other businesses;

•	the impact of new regulations or standards, or changes in existing regulations or standards, in the U.S. or internationally related to our products;

•	our reliance on the availability of third-party licenses;

•	our inability to obtain intellectual property protections for our products;

•	our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations;

•	current or future unfavorable economic conditions, both domestically and in foreign markets; and

•	our inability to manage our growth and expand our operations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Use of proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

We will not receive any proceeds from the sale of ordinary shares by any selling shareholder.

Description of share capital

The following is a description of the material terms of our share capital contained in our Amended and Restated Memorandum and Articles of Association. Our Amended and Restated Memorandum and Articles of Association authorize the issuance of up to 500,000,000 ordinary shares, $0.0001 par value per share, of which 26,034,526 shares were issued and outstanding as of December 31, 2020, held by approximately 175 shareholders of record.

We are incorporated as an exempted company with limited liability under Cayman Islands law and our affairs are governed by the provisions of our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and by the provisions of the Companies Act (as amended) of the Cayman Islands, or the Companies Act. A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Companies Act. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting, and the annual return that must be filed with the Registrar of Companies in the Cayman Islands is considerably more simple than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands. While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Government of the Cayman Islands, which provides written confirmation that, among other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). See “Taxation—Cayman Islands tax considerations.” The following is a summary of some of the more important terms of our share capital. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the Companies Act.

Ordinary shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Legal title to the issued ordinary shares is recorded in registered form in our register of members. Our shareholders may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act. Dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, out of share premium, a concept analogous to paid-in surplus in the United States and distributable reserves, subject to a statutory solvency test.

Voting rights

Our outstanding share capital consists of ordinary shares. Each shareholder is entitled to one vote for each ordinary share on all matters upon which the ordinary shares are entitled to vote, including the election of directors. Voting at any shareholders’ meeting is by way of a poll.

A quorum required for a general meeting of shareholders consists of one or more holders of ordinary shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all ordinary shares outstanding and entitled to vote. General meetings of our shareholders are held annually and may be convened by our board of directors on its own initiative. Extraordinary meetings of our shareholders may be called at any time at the direction of the board of directors or the chairman of the board of directors or by a vote of an aggregate of 20% of our ordinary shares held by not more than five shareholders; however, so long as

Vector Cambium Holdings (Cayman) L.P. or its affiliates, or Vector, owns at least 25% of our outstanding ordinary shares, extraordinary meetings of our shareholders will also be called by the board of directors at the request of Vector. Advance notice to shareholders of at least 14 calendar days is required for the convening of any annual general meeting or other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than 66 2/3% of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Under the Companies Act, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, reduction of share capital, change of name, voluntary winding up the company, a merger with another company and transferring the company to a new jurisdiction.

Winding up

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between our shareholders or different classes of shareholders.

Redemption, repurchase and surrender of ordinary shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors before the issue of such shares. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our Amended and Restated Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding or (iii) if the company has commenced winding up or liquidation. In addition, we may accept the surrender by any shareholder of any fully paid share for no consideration.

Proceedings of board of directors

Our business is managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors then in office.

The board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Changes in capital

Our shareholders may from time to time by ordinary resolution:

•	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them, into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Inspection of books and records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where you can find more information.”

Register of members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•	the names and addresses of the shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

•	the date on which the name of any person was entered on the register as a shareholder; and

•	the date on which any person ceased to be a shareholder.

In accordance with Section 48 of the Companies Act, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted). Therefore, a person is deemed as a matter of Cayman Islands law to have legal title to the shares set against its name in the register of members once such shareholder has been entered in the register of members. Entries of any change in the shares and member information, including allotment, transfer, consolidation, subdivision or cancellation, need to be made in the register of members as and when completed or notified. The register of members of our Company is not required to be maintained in the Cayman Islands and our directors will maintain one register of members, at our principal executive offices.

Undesignated preferred shares

Pursuant to our Amended and Restated Memorandum and Articles of Association, our board of directors has the authority, without further action by the shareholders, to issue undesignated preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, any or all of which may be greater than the rights of the ordinary shares.

Exempted company

We are an exempted company with limited liability duly incorporated and validly existing under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company, except that an exempted company:

•	is not required to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	is not required to open its register of members for inspection;

•	is not required to hold an annual general meeting;

•	may obtain an undertaking against the imposition of any future taxation in the Cayman Islands (such undertakings are usually given for 20 or 30 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We may follow home country practice for certain corporate governance practices after the closing of this offering which may differ from the Corporate Governance Rules of Nasdaq. The listing requirements of Nasdaq require that every listed company hold an annual general meeting of shareholders. In addition, our directors may call extraordinary general meetings of our shareholders pursuant to the procedures set forth in our Amended and Restated Memorandum and Articles of Association.

Anti-takeover provisions of our amended and restated memorandum and articles of association

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders might otherwise view as favorable and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for our ordinary shares.

Classified board of directors

Our Amended and Restated Memorandum and Articles of Association provide that our board of directors is classified into three classes of directors with staggered three year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors.

Breaches of fiduciary duty

To the maximum extent permitted under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association will indemnify our directors against any personal liability of our directors for breaches of fiduciary duty.

Removal of directors

Our Amended and Restated Memorandum and Articles of Association provides that directors may be removed only for cause upon the affirmative vote of 75% of our outstanding ordinary shares.

Vacancies

Our Amended and Restated Memorandum and Articles of Association also provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum or by a sole remaining director. Our Amended and Restated Memorandum and Articles of Association provides that the board of directors may increase the number of directors by the affirmative vote of a majority of the directors.

Board quorum

Our Amended and Restated Memorandum and Articles of Association provides that at any meeting of the board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

Shareholder action by written consent

Our Amended and Restated Memorandum and Articles of Association provide that any action required to be taken at any annual or extraordinary meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if, in the case of an ordinary resolution, a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of our outstanding ordinary shares were present and voted, or in the case of a special resolution by all holders of ordinary shares having the right to vote, so long as Vector collectively owns at least a majority of our outstanding ordinary shares. Our Amended and Restated Memorandum and Articles of Association precludes shareholder action by written consent at any time when Vector collectively owns less than a majority of our outstanding ordinary shares, provided that the holders of ordinary shares may always act by a unanimous written resolution.

General and extraordinary shareholder meetings

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. We may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. A quorum required for a general meeting of shareholders consists of one or more holders of ordinary shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all ordinary shares outstanding and entitled to vote.

Extraordinary meetings of our shareholders may be called at any time at the direction of the board of directors or the chairman of the board of directors or by a vote of an aggregate of 20% of our ordinary shares held by not more than five shareholders; however, so long as Vector owns at least 25% of our outstanding ordinary shares, extraordinary meetings of our shareholders will also be called by the board of directors at the request of Vector. Advance notice to shareholders of at least 14 calendar days is required for the convening of any annual general meeting or other shareholders’ meetings.

Supermajority provisions

Our Amended and Restated Memorandum and Articles of Association provides that the affirmative vote of at least two-thirds of our outstanding ordinary shares attending and voting at a general meeting or a unanimous written resolution is required to amend certain provisions of our Amended and Restated Memorandum and Articles of Association related principally to reductions in share capital, changing our name, certain matters pertaining to bankruptcy or winding up of the Company, and merger or reincorporation of the Company among others.

The combination of the foregoing provisions will make it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in corporate law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent statutory enactments in England and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and similar arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separately from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and/or amalgamation of companies by way of schemes of arrangement. A scheme of arrangement may be proposed between a company and its creditors or any class of them, or between the company and its shareholders or any class of them. A successful scheme of arrangement must be approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and the subsequent sanctioning of any scheme of arrangement must be approved by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the Grand Court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the scheme of arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% in the number of the shares affected within four months of the offer being made, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the

Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Protection of minority shareholders

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Any of our shareholders may petition the Grand Court of the Cayman Islands which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of our affairs in the future, (b) an order requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do, (c) an order authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court of the Cayman Islands may direct, or (d) an order providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our Amended and Restated Memorandum and Articles of Association.

Anti-takeover provisions in our articles

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, for a proper purpose and in what they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith (bona fide) in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

As of April 12, 2021, Vector beneficially owns a majority of our outstanding shares. Our Amended and Restated Memorandum and Articles of Association provides that Vector will have the ability to appoint a number of our directors according to their ownership of our outstanding ordinary shares as follows: (i) 50% or more of our outstanding ordinary shares, then a number of directors proportionate to such share ownership, (ii) between 25% and 50% of our outstanding ordinary shares, then two directors, (iii) between 5% and 25% of our outstanding ordinary shares, then one director and (iv) less than 5% of our outstanding ordinary share, then Vector no longer has the right to appoint any directors.

In addition, our Amended and Restated Memorandum and Articles of Association establishes advance notice procedures for shareholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Shareholders may consider only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Company secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. To be timely, except in certain limited circumstances, notice for shareholder proposals must be delivered to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual general meeting. For the nomination of any person or persons for election to the board of directors, a shareholder’s notice to the Company must set forth with respect to each nominee (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of the Company which are owned of record and beneficially (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under proxy rules; and (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. Such notice must also state, with respect to the proposing shareholder and the beneficial owner, if any, on whose behalf the nomination is being made, their name and address, the class and number of shares of the Company which are owned, and descriptions of any agreement, arrangement or understanding between or among such persons, any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, with respect to such nomination, the shares of the Company (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing shareholder or any of its affiliates or associates. Additionally, a proposing shareholder must make certain representations, including that it intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. For all business other than director nominations, a proposing shareholder’s notice to the Company shall set forth as to each matter proposed: (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting; (ii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with proxy rules; and (iii) the same information with respect to the proposing shareholder as is required in connection with director nominations.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting and instead provides for plurality voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, no such rules apply and directors may be removed in accordance with the terms set out in the company’s articles of association. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed for cause by resolution adopted by holders of 75% of our outstanding ordinary shares.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the fiduciary duties owed by our directors do require that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders. We have adopted a Policy for Approval of Related Party Transactions.

Dissolution; winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act, our company may be wound up by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our articles may only be amended by special resolution of our shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ power to issue shares

Our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Shareholder agreement

We are party to a shareholders agreement, by and among us, our subsidiaries, and Vector pursuant to which Vector is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector will be entitled to a number of directors proportionate to their voting interest.

Registration rights

Pursuant to the shareholders agreement, we have granted certain registration rights to Vector. Set forth below is a description of the registration rights granted under the shareholders agreement.

Demand registration rights

At any time or from time to time after six (6) months following the date of closing of an initial public offering, Vector may request in writing that we effect a registration on Nasdaq; provided that we shall not be obligated to effect such requested registration if (x) it is for a public offering of ordinary shares reasonably anticipated to have an aggregate offering price to the public of less than $10,000,000 or (y) we then meet the eligibility requirements applicable to use the Form S-3 in connection with such registration and are able to effect such requested registration. We shall be obligated to effect no more than two registrations pursuant to the demand registration rights that have been declared and ordered effective.

Form S-3 registration rights

Holders of our registrable securities have the right to request that we file a registration statement on Form S-3 when we are qualified for registration on such form. We shall be obligated to effect no more than two registrations that have been declared and ordered effective within any 12-month period.

Piggyback registration rights

If we propose to file a registration statement for a public offering of our securities, subject to certain exceptions, we shall notify all holders of registrable securities and afford them an opportunity to include in the registration all or any part of their registrable securities that each such holder has requested to be registered.

Expenses of registration

Subject to certain exceptions such as withdrawal of the registration by the securityholders, we will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form S-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of registration rights

The registration rights discussed above shall terminate on the earlier of (i) the date that is 7 years from the date of closing of a qualified initial public offering and (ii) with respect to any securityholder, the date on which such holder may sell all of its registrable securities under Rule 144 of the Securities Act in any 90-day period.

Limitations on subsequent registration right

From and after the date of the shareholders agreement, we shall not, without the prior written consent of holders of at least two-thirds of outstanding shares on issue, enter into any agreement with any holder or prospective holder of any equity securities of us that would allow such holder or prospective holder (i) to include such equity securities in any registration, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of such equity securities will not reduce the amount of the registrable securities of the holders that are included, (ii) to demand registration of their securities, or (iii) cause us to include such equity securities in any registration discussed above on a basis more favorable to such holder or prospective holder than is provided to the holders thereunder.

Exclusive forum

Our Amended and Restated Memorandum and Articles of Association provides that the courts located within the Cayman Islands will be the sole and exclusive forum for any action or proceeding brought by a shareholder on our behalf, any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent to us or our shareholders, any action asserting a claim or dispute arising pursuant to any provision of the Companies Act, our Amended and Restated Memorandum and Articles of Association or any action asserting a claim governed by the internal affairs doctrine or otherwise relating to the internal affairs of the Company, including without limitation, our governance and the relationship between our board of directors, officers and shareholders, unless, in the case of any of the foregoing, the Company consents in writing to the selection of an alternative forum for any such particular action or proceeding. If, notwithstanding the foregoing, an action or proceeding that should have been brought in a court located within the Cayman Islands is brought in a court that is not located within the Cayman Islands, the person who brings such action or proceeding will be liable for the costs and expenses incurred by the Company in connection with such action or proceeding. These exclusive forum provisions do not apply to claims under U.S. federal securities laws.

Listing

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “CMBM.”

Transfer agent and registrar

We have appointed Computershare Trust Company, N.A. as registrar and transfer agent for our ordinary shares.

Selling shareholders

This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the selling shareholders, of up to 5,000,000 ordinary shares that were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling shareholders are holders of our ordinary shares originally acquired through several private placements prior to our initial public offering.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

The selling shareholders shall not sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

Plan of distribution

We or the selling shareholders may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;
•	directly to one or more purchasers; or
•	through agents.

We or the selling shareholders may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we or the selling shareholders offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds, if any, we or the selling shareholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling shareholders;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We or the selling shareholders may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We or the selling shareholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, Sidley Austin LLP, Palo Alto, California is representing Cambium Networks Corporation in the applicable offering. Certain legal matters with respect to Cayman Islands law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Walkers, Cayman Islands.

Experts

The consolidated financial statements of Cambium Networks Corporation as of December 31, 2019 and December 31, 2020, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP (US), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for leases effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

The consolidated statements of operations, comprehensive loss, shareholders’ deficit, and cash flows of Cambium Networks Corporation and subsidiaries for the year ended December 31, 2018, and the related notes have been incorporated by reference herein in reliance upon the report of KPMG LLP (UK), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at www.cambiumnetworks.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

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our annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March  1, 2021, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A filed on April 23, 2021; and

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the description of our ordinary shares set forth in our registration statement on Form 8-A, filed with the SEC on June 21, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cambium Networks Corporation

c/o Cambium Networks, Inc.

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(888) 863-5250

Attn: General Counsel